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                                                                     Exhibit 8.1


              LAW OFFICES                                    PHILADELPHIA, PA
BALLARD SPAHR ANDREWS & INGERSOLL, LLP                        BALTIMORE, MD
     1225 17TH STREET, SUITE 2300                               CAMDEN, NJ
      DENVER, COLORADO 80202-5596                           SALT LAKE CITY, UT
             303-392-2400                                      VOORHEES, NJ
          FAX: 303-296-3956                                   WASHINGTON, DC
       LAWYERS@BALLARDSPAHR.COM


                                           October 27, 2003


Sardy House, LLC
128 East Main Street
Aspen, Colorado 81611

         Re:    Registration Statement

Ladies and Gentlemen:

         We have acted as counsel to Sardy House, LLC, a Colorado limited liability company (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of the Company's limited liability company membership interests (the "Membership Interests"), all of which may be sold by the current sole holder of the Membership Interests as described in the Registration Statement.

         In our capacity as counsel, we have examined the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents, instruments, and other business records, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth. In giving this opinion, we have assumed the authenticity of all documents presented to us as originals, the conformity with the originals of all documents presented to us as copies and the genuineness of all signatures.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Registration Statement, we are of the opinion that for federal income tax purposes:

         1. Sardy House, LLC will be regarded as a partnership for tax purposes.

         2. Sardy House, LLC itself will not be subject to federal income taxation. The individual members must report their respective allocable shares of income and loss on their own personal tax returns.

         3. A member's initial tax basis will include money contributed plus the member's share of LLC liabilities.


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Sardy House, LLC
October 27, 2003
Page 2


         4. The activities of a member in connection with the business of Sardy House, LLC will generally be considered passive for purposes of the limitation on deductibility of passive activity losses. However, no item of income, deduction, gain or loss from Sardy House, LLC that is subject to the gross income limit of Section 280A of the Internal Revenue Code will be taken into account in determining a member's passive activity loss.

         5. The allocation of items of income, gain, loss, deduction and credit in accordance with provisions of Article 9 of the operating agreement should be respected by the Internal Revenue Service ("IRS").

         Our opinion is based upon the Internal Revenue Code of 1986, the Treasury regulations promulgated thereunder (proposed, temporary and final), interpretive pronouncements by the IRS and other relevant legal authorities, all as in effect on the date hereof. We note that all such legal authorities are subject to change, either prospectively or retroactively, and we are not undertaking hereby any obligation to advise you of any changes in the applicable law subsequent to the date hereof which could affect our opinion.

         We express no opinion as to any laws other than the federal income tax laws of the United States. Moreover, we note that our opinion is not binding on the IRS, which could take a position contrary to our opinion. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name under the headings "Material United States Federal Income Tax Consequences" and "Legal Matters" in the prospectus included therein, and to the discussion of this opinion under the heading "Material United States Federal Income Tax Consequences" in the prospectus included therein. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. It is understood that this opinion may be used in connection with offers and sales of the Membership Interests made during the time when the Registration Statement is in effect. This opinion is not to be used, circulated, quoted or referred to for any other purpose without our prior written consent.


                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP